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                                   Exhibit 21

                         Subsidiaries Of The Registrant
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                        SUBSIDIARIES OF THE REGISTRANT



                                              State of
                                           Jurisdiction of
  Name of Subsidiary                        Incorporation
- ----------------------                      -------------

MSC Pre Finish Metals Inc.                    Illinois

MSC Pre Finish Metals (EGV) Inc.              Delaware

MSC Pre Finish Metals (MV) Inc.               Delaware

MSC Pre Finish Metal (MT) Inc.                Delaware

MSC Walbridge Coatings Inc.                   Delaware

MSC Specialty Films Inc.                      California

MSC Laminates and Composites Inc.             Delaware

MSC Laminates and Composites (EGV) Inc.       Delaware

Material Sciences Foreign Sales               U.S. Virgin
Corporation                                     Islands

Solar-Gard International, Inc.                Florida

Solar-Gard International (UK) Limited       United Kingdom

Solar-Gard (SEA) Pte., Ltd.                   Singapore

Solar-Gard (Canada) Inc.                      Canada